Nicor Inc.

Form 10-Q/A

Exhibit 99.01

CERTIFICATION

I, Thomas L. Fisher, Chairman and Chief Executive Officer of Nicor Inc., certify that:

1)	This quarterly report on Form 10-Q/A of Nicor Inc. fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nicor Inc.

Date March 7, 2003	/s/ THOMAS L. FISHER
Thomas L. Fisher Chairman and Chief Executive Officer